Exhibit 10.3

Execution Version

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of August 24, 2026, by and among V OPCO, LLC (f/k/a VINCE, LLC), a Delaware limited liability company (the “Borrower”), the Guarantors signatory hereto, each Lender signatory hereto, each L/C Issuer signatory hereto, and BANK OF AMERICA, N.A., as administrative agent and collateral agent under the Loan Documents (in such capacities, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantors from time to time party thereto, the Agent, and the financial institutions from time to time party thereto as lenders (the “Lenders”) are parties to that certain Credit Agreement, dated as of June 23, 2023 (as amended by that certain First Amendment to Credit Agreement, dated as of January 22, 2025, that certain Second Amendment to Credit Agreement, dated as of March 18, 2026, and as further amended, restated, amended and restated, supplemented, modified, or otherwise in effect from time to time prior to the date hereof, the “Credit Agreement”; the Credit Agreement as amended hereby, the “Amended Credit Agreement”);

WHEREAS, the Borrower and the Guarantors have requested that the Agent and the Lenders agree to, and the Agent and the Lenders have expressed their willingness to, amend the Credit Agreement as provided herein;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

SECTION 1. Definitions. Unless otherwise indicated, all capitalized terms used herein (including the preamble and the recitals) and not otherwise defined shall have the respective meanings provided to such terms in the Amended Credit Agreement.

SECTION 2. Amendment Effective Date Composite Amendment. On the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended as follows:

(a)
Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in appropriate alphabetical order:

“Specified Subsidiaries” means BN Opco, LLC, a Delaware limited liability company, and each of its Subsidiaries.

“Specified Subsidiary Acquisition” means the Acquisition pursuant to that certain Asset and Equity Purchase Agreement, by and among Aubrey Drake Graham, ABG-OVO, LLC, Authentic Brands Group LLC, October’s Very Own IP Holdings, OWL Opco, LLC, and October’s Very Own ULC on the Third Amendment Effective Date.

“Third Amendment” means that certain Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto, the L/C Issuers party thereto and the Agent.

“Third Amendment Effective Date” means the “Amendment Effective Date” as such term is defined in the Third Amendment.

(b)
The definition of “Domestic Subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the text “any direct or indirect Restricted Subsidiary organized under the laws of” appearing therein and replacing it with “any direct or indirect Subsidiary organized under the laws of”.
(c)
The definition of “Restricted Subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended by (i) deleting the text “any Subsidiary of the Borrower” appearing therein and replacing it with “any Subsidiary of a Loan Party” and (ii) adding the following new sentence immediately after such definition. “Other than solely with respect to any extensions of credit provided hereunder, any reference to Restricted Subsidiary contained in this Agreement and the other Loan Documents (whether or not qualified by reference to the “Borrower and its Restricted Subsidiaries”) shall be deemed to be a reference to the respective Restricted Subsidiaries of the Loan Parties (provided that Restricted Subsidiaries shall not, for the avoidance of any doubt, include Parent, Holdings or the Borrower).”
(d)
The definition of “Specified Transaction” set forth in Section 1.01 of the Credit Agreement is hereby amended by deleting the text (i) “ceasing to be a Subsidiary of the Borrower” appearing therein and replacing it with “ceasing to be a Subsidiary of a Loan Party” and (ii) “line of business or division of the Borrower or a Restricted Subsidiary” appearing therein and replacing it with “line of business or division of a Loan Party or a Restricted Subsidiary”.
(e)
The definition of “Unrestricted Subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Unrestricted Subsidiary” means (i) any Subsidiary of the Borrower designated as such and listed on Schedule 4.01 on the Closing Date, (ii) any Subsidiary of the Borrower that is designated by a resolution of the Board of Directors of the Borrower as an Unrestricted Subsidiary and (iii) each Specified Subsidiary, but only to the extent that, in the case of each of clauses (i), (ii) and (iii), such Subsidiary: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not party to any agreement, contract, arrangement or understanding with the Parent, Holdings, the Borrower or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Parent, Holdings, the Borrower or such Restricted Subsidiary, as applicable, than those that might be obtained at the time from Persons who are not Affiliates of the Borrower; (c) is a Person with respect to which none of the Parent, Holdings, the Borrower nor any of the Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interest or warrants, options or other rights to acquire Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; (d) has not guaranteed or otherwise provided credit support at the time of such designation for any Indebtedness of the Parent, Holdings, the Borrower or any of its Restricted Subsidiaries; (e) does not hold any assets constituting Borrowing Base Assets; (f) it does not own (and is not the licensee of) any Intellectual Property that is material to the business or operations of any Loan Party or may be necessary or desirable for the sale or Liquidation of the Collateral; (g) it does not own, directly or indirectly, any Equity Interests in a Loan Party or any other Restricted Subsidiary or hold any Indebtedness or any Lien on any Property of any Loan Party or any other Restricted Subsidiary; and (h) other than with respect to a Specified Subsidiary (so long as no assets of a Loan Party or any of their Restricted Subsidiaries are commingled with the assets of the Specified Subsidiary and Loan Parties do not utilize premises, systems, distribution facilities and 3PL arrangements under the control of the Specified

Subsidiaries), to the extent requested by the Agent, shall have entered into an agreement with the Agent, in form and substance reasonably satisfactory to the Agent, allowing the use of the assets and other property of such Subsidiary as may be necessary or desirable for the Liquidation of the Collateral or such other assets. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes hereof; provided that, in the case of any Specified Subsidiary, such Specified Subsidiary shall, within ten (10) Business Days after such failure, comply with Section 6.11(c) or Section 6.11(d), as applicable, as if such Specified Subsidiary were a new Domestic Subsidiary or a new first tier Foreign Subsidiary, as applicable, that is a Material Subsidiary and is not an Unrestricted Subsidiary, and the failure to so comply shall constitute an immediate Event of Default. Each Subsidiary of an Unrestricted Subsidiary shall be deemed to be an Unrestricted Subsidiary, and shall be subject to the compliance with the requirements set forth above.

Subject to the foregoing, the Board of Directors of the Borrower may at any time designate any Unrestricted Subsidiary that is a Subsidiary of the Borrower to be a Restricted Subsidiary or any Restricted Subsidiary to be an Unrestricted Subsidiary; provided that (i) such designation shall be permitted only if no Default or Event of Default exists and the Payment Conditions are satisfied, in each case on the date of such designation after giving pro forma effect thereto, (ii) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and (iii) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary shall be deemed to be an Investment in an Unrestricted Subsidiary and shall reduce amounts available for Investments in Unrestricted Subsidiaries permitted by Section 7.02 in an amount equal to the fair market value of the Subsidiary so designated; provided that the Borrower may subsequently redesignate any such Unrestricted Subsidiary as a Restricted Subsidiary so long as the Borrower does not subsequently re-designate such Restricted Subsidiary as an Unrestricted Subsidiary for a period of the succeeding four Fiscal Quarters.

No Specified Subsidiary shall be designated as a Restricted Subsidiary unless, concurrently with such designation, such Specified Subsidiary becomes a direct or indirect Subsidiary of the Borrower and complies with Section 6.11(c) or Section 6.11(d), as applicable.”

(f)
Section 7.02 of the Credit Agreement is hereby amended by:
i.
deleting the word “and” appearing at the end of clause (t) thereof,
ii.
amending and restating clause (u) thereof as follows “other Investments by the Borrower and its Restricted Subsidiaries consisting of Investments of the types not described above, provided that the Payment Conditions are satisfied at the time of making any such Investment, and”, and
iii.
adding a new clause (v) immediately following clause (u) thereof, as follows:

“(v) the consummation of (x) Specified Subsidiary Acquisition and (y) a contribution by Holdings to the equity of BN Opco, LLC on the Third Amendment Effective Date for the purpose of funding (A) the Specified Subsidiary Acquisition, (B) the initial working capital needs of the Specified Subsidiaries, and (C) the acquisition by Specified Subsidiary of a minority Equity Interest in ABG-OVO, LLC, in each case, so long as (i) such Acquisition would otherwise constitute a “Permitted Acquisition” (without regard to clause (e) of the definition thereof, provided however that the aggregate consideration payable in connection with the Specified Subsidiary Acquisition shall be deemed to reduce the amounts available under the proviso to such clause (e)) and (ii) any Investment by the Borrower and its Restricted Subsidiaries in Holdings to consummate such Specified Subsidiary Acquisition is otherwise permitted pursuant to another provision of this Section 7.02.”

(g)
Section 7.02 of the Credit Agreement is hereby amended by deleting the text “(s), or (u)” appearing in the final paragraph thereof and replacing it with “(s), (u) or (v)”.
(h)
Section 7.05 of the Credit Agreement is hereby amended by amending and restating clause (q) thereof in its entirety as follows:

“(q) Investments permitted by Section 7.02; provided that no Disposition made in reliance on this clause (q) to any Unrestricted Subsidiary (including any Specified Subsidiary) shall include (i) any Borrowing Base Assets or (ii) any Intellectual Property that is material to the business or operations of any Loan Party or that may be necessary or desirable for the sale or Liquidation of the Collateral;”

(i)
Section 7.08(a) of the Credit Agreement is hereby amended as follows:

(1) clause (i) thereof is hereby amended by deleting the text “other than (i) those incidental to its ownership of the Equity Interests of Holdings, the Borrower and (indirectly) the Subsidiaries of the Borrower and those incidental to Investments by or in the Parent or Holdings, as applicable, permitted hereunder,” and replacing it with “other than (i) those incidental to its ownership of the Equity Interests of Holdings, the Borrower and (indirectly) the Subsidiaries of the Borrower, those incidental to the ownership by Holdings of the Equity Interests of any Specified Subsidiary and those incidental to Investments by or in the Parent or Holdings, as applicable, expressly permitted hereunder,”; and

(2) a new clause (iii) is hereby added immediately following clause (ii) thereof as follows:

“(iii) own, hold or acquire, directly or indirectly, any Equity Interests in, or, directly, any Indebtedness of, any Person, other than (A) in the case of the Parent, the Equity Interests of Holdings and its Subsidiaries, (B) in the case of Holdings, the Equity Interests of the Borrower and its Subsidiaries and the Equity Interests of any Specified Subsidiary, (C) Investments in Cash Equivalents, (D) any Equity Interests owned, held or acquired indirectly by Parent and Holdings through (I) the Borrower or any of its Restricted Subsidiaries to the extent the Investment by the Borrower or the Restricted Subsidiary, as applicable, is expressly permitted under Section 7.02 and (II) any Unrestricted Subsidiary, and (E) any Indebtedness owing to the Parent or Holdings to the extent the Investment represented thereby is expressly permitted under Section 7.02.”

SECTION 3. Conditions to Effectiveness of Amendment. Section 2 of this Amendment shall become effective on the date that each of the following conditions shall have been satisfied (or waived in writing by the Agent) (the “Amendment Effective Date”):

(a)
the Agent shall have received this Amendment, duly executed and delivered by the Agent, each Loan Party and the Required Lenders;

(b)
the Agent shall have received from the Borrower any calculations reasonably requested by the Agent to demonstrate compliance with the Payment Conditions, as described in Section 4;
(c)
the Borrower shall have paid, or substantially concurrently with the Amendment Effective Date, shall pay, any reasonable and documented fees, charges or disbursements of counsel for the Agent invoiced to the Borrower prior to the Amendment Effective Date;
(d)
on the date hereof and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and
(e)
the Agent shall have received a schedule, in the form attached hereto as Annex A, setting forth each Subsidiary of the Parent as of the Amendment Effective Date and, as to each such Subsidiary, the Person owning Equity Interests therein and the percentage of each class of such Equity Interests so owned.

SECTION 4. Specified Subsidiaries. Concurrently with the Amendment Effective Date, the parties hereto hereby agree that each of the Specified Subsidiaries shall be designated as an Unrestricted Subsidiary. The undersigned officers of the Loan Parties hereby certify to the Agent and the Lenders that, after giving pro forma effect to the Specified Subsidiary Acquisition (and any related transaction on the Amendment Effective Date) and the designation of the Specified Subsidiaries as Unrestricted Subsidiaries (including all Investments and/or Restricted Payments made by the Loan Parties in connection with such Specified Subsidiary Acquisition) (1) no Default or Event of Default exists or would result therefrom, (2) the Payment Conditions are satisfied, and (3) each Specified Subsidiary satisfies each of clauses (a) through (h) in the definition of “Unrestricted Subsidiary”.

SECTION 5. Representations and Warranties. To induce the Agent and the Lenders to enter into this Amendment, the Borrower and each other Loan Party represents and warrants to the Agent and the Lenders on and as of the Amendment Effective Date that, in each case:

(a)
all of the representations and warranties contained in the Amended Credit Agreement or the other Loan Documents are true and correct in all material respects on the Amendment Effective Date both immediately before and after giving effect to this Amendment, with the same effect as though such representations and warranties had been made on and as of the Amendment Effective Date (it being understood that (x) any representation or warranty that is qualified by materiality or Material Adverse Effect shall be required to be true and correct in all respects after taking into account such qualification and (y) any representation or warranty made as of a specific date shall be true and correct in all material respects (or all respects after taking into account such qualification, as the case may be) as of such date); and
(b)
no Default or Event of Default has occurred and is continuing as of the Amendment Effective Date; and
(c)
(i) the Specified Subsidiary Acquisition has been (or substantially concurrently with the Amendment Effective Date will be) consummated and (ii) as of the Amendment Effective Date, neither the Parent nor Holdings owns or holds any Equity Interests in, or Indebtedness of, any Person other than as set forth on Annex A attached hereto.

SECTION 6. Reference to and Effect on the Credit Agreement and the Loan Documents; Ratification.

(a)
On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this Amendment.
(b)
The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Security Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case, as amended by this Amendment.
(c)
The Borrower expressly acknowledges and agrees that (i) there has not been, and this Amendment does not constitute or establish, a novation with respect to the Credit Agreement or any of the other Loan Documents, or a mutual departure from the strict terms, provisions, and conditions thereof, other than as explicitly set forth herein, and (ii) nothing in this Amendment shall affect or limit Agent’s or the Lenders’ right to demand payment of liabilities owing from Borrower to Agent or the Lenders under, or to demand strict performance of the terms, provisions and conditions of, the Amended Credit Agreement and the other Loan Documents, to exercise any and all rights, powers, and remedies under the Amended Credit Agreement or the other Loan Documents or at law or in equity, or to do any and all of the foregoing, immediately at any time after the occurrence of a Default or an Event of Default under the Amended Credit Agreement or the other Loan Documents.
(d)
Each Loan Party hereby ratifies, and reaffirms each and every term, covenant, and condition set forth in the Amended Credit Agreement and the other Loan Documents to which it is a party effective as of the Amendment Effective Date.
(e)
The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 7. Governing Law. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 8. Counterparts; Electronic Execution. This Amendment may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each party hereto agrees that any Electronic Signature on or associated with this Amendment shall be valid and binding on such Person to the same extent as a manual, original signature, and that this Amendment, to the extent entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper signature page which has been converted into electronic form (such as scanned into PDF format), or an electronically signed signature page converted into another format, for transmission, delivery and/or retention. The Agent and each of the Loan Parties may, at its option, create one or more copies of this Amendment in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. This Amendment, if provided in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither the Agent, nor any L/C Issuer nor Swing Line Lender is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent the Agent, any L/C Issuer and/or Swing Line Lender has agreed to accept such Electronic Signature, the Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Loan Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of the Agent or any Loan Party, any signature page hereto executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

SECTION 9. Miscellaneous. Sections 10.15 and 10.16 of the Amended Credit Agreement are incorporated herein mutatis mutandis. This Amendment shall constitute a Loan Document.

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IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Amendment as of the date first above written.

V OPCO, LLC (F/K/A VINCE, LLC), as Borrower

By:	/s/ Brendan Hoffman
Name:	Brendan Hoffman
Title:	Chief Executive Officer

VINCE INTERMEDIATE HOLDING, LLC, as a Guarantor

By:	/s/ Brendan Hoffman
Name:	Brendan Hoffman
Title:	Chief Executive Officer

VINCE HOLDING CORP., as a Guarantor

By:	/s/ Brendan Hoffman
Name:	Brendan Hoffman
Title:	Chief Executive Officer

[Signature Page to Third Amendment to Credit Agreement]

BANK OF AMERICA, N.A., as Agent, Swing Line Lender, L/C Issuer, and a Lender

By:	/s/ Scott Klebanoff
Name:	Scott Klebanoff
Title:	Senior Vice President

[Signature Page to Third Amendment to Credit Agreement]

ANNEX A

Subsidiaries

Subsidiary	Equity Holder	Jurisdiction of Organization	Class of Equity; Percentage of Such Class	Status as Restricted Subsidiary/ Unrestricted Subsidiary
Vince Intermediate Holding, LLC	Vince Holding Corp.	Delaware	Common Units; 100%	Restricted
V Opco, LLC	Vince Intermediate Holding, LLC	Delaware	Common Units; 100%	Restricted
V Opco SARL	V Opco, LLC	France	Common Units; 100%	Restricted
V Opco Group UK Limited	V Opco, LLC	England & Wales	Ordinary Shares; 100%	Restricted
V Opco, LLC Branch	V Opco, LLC	France	Common Units; 100%	Restricted
Parker Holding, LLC	V Opco, LLC	Delaware	Common Units; 100%	Restricted
Parker Lifestyle, LLC	Parker Holding, LLC	Delaware	Common Units; 100%	Restricted

BN Opco, LLC	Vince Intermediate Holding, LLC	Delaware	Common Units; 100%	Unrestricted
OWL Opco, LLC	BN Opco, LLC	Delaware	Common Units; 100%	Unrestricted
October’s Very Own Merchandising US Inc.	OWL Opco, LLC	Delaware	Common Shares; 100%	Unrestricted
October USA, LLC	October’s Very Own Merchandising US Inc.	California	Common Units; 100%	Unrestricted
October’s Very Own Merchandising U.S., LP	October’s Very Own Merchandising US Inc.	California	Units; 99%	Unrestricted
Units; 1%
October USA, LLC
October’s Very Own Merchandising Inc.	OWL Opco, LLC	Ontario	Common Shares; 100%	Unrestricted
October’s Very Own Merchandising Canadian Partner Inc.	October’s Very Own Merchandising Inc.	Ontario	Common Shares; 100%	Unrestricted
October’s Very Own Merchandising	October’s Very Own Merchandising Inc.	Ontario	Units; 99%	Unrestricted
Units; 1%
October’s Very Own Merchandising Canadian Partner Inc.

October’s Very Own Merchandising Ltd.	OWL Opco, LLC	England & Wales	Ordinary Shares; 100%	Unrestricted